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                                                                    EXHIBIT 23.1

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-13511) of Universal Stainless & Alloy Products, Inc. of our report dated September 28, 1999 relating to the financial statements of the Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan, which appears in this Form 11-K.


/s/  PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
September 29, 1999